Exhibit 04.22
PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

By this Private Instrument of Non-Residential Lease Agreement ("LEASE AGREEMENT"), and in the pursuant to the law, the contracting parties, hereinafter identified, have justly and contracted the lease described and characterized below, through the stipulations set forth below:

I. Lessor: PERSONALE PARTICIPAÇÕES LTDA., a legal entity of private law, headquartered in the City and State of Rio de Janeiro, at Rua Lopes Quintas, No. 177, Jardim Botânico, Postal Code: 22.460-010, registered with the CNPJ/MF under No. 12.218.685/0001-26, herein represented in the form of its Articles of Association by its legal representatives ("LESSOR"); and

II. Lessee: STONE INSTITUIÇÃO DE PAGAMENTO S.A., a legal entity governed by private law, headquartered in the City of São Paulo, State of São Paulo, at Av. Doctor Ruth Cardoso, No. 7221, conj. 2101, 20º andar, Pinheiros, CEP: 05425-902, registered with the CNPJ/MF under No. 16.501.555/0001-57, herein represented in accordance with its Bylaws by its legal representatives ("LESSEE").

LESSOR and LESSEE will be called, when taken together, "PARTIES" and, when separated, "PARTY".

Summary Table
Property address:	Rua Lopes Quintas, No. 177 (main building), consisting of 4 (four) floors and parking, and No. 187 (annex), Jardim Botânico, Rio de Janeiro/RJ
Real estate registration:	97.069 and 82.009 of the 2nd Real Estate Registry Office of Rio de Janeiro
Municipal Registration:	3.175.646-3 and 0.810.319-4

Term:	60 (sixty) months
Effective Date ("Effective Date"):	16/09/2024

Rent Value:	BRL 250,000.00 (two hundred and fifty thousand Brazilian Reais)
Restatement Index:	IPCA (National Extended Consumer Prices Index)
Periodicity of Increase:	Annual, as of EFFECTIVE DATE.
Discount:	In the first year of validity hereof, a discount will be granted on the rent corresponding to the amount of BRL 30,000.00 (thirty thousand Brazilian Reais).

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

Grace period:	A grace period of 3 (three) months will be granted for the payment of the rent, from the EFFECTIVE DATE hereof.

Advance Notice for Vacation:	180 (one hundred and eighty) days
Termination fine:	3 (three) times the amount of the current rent, to be calculated in proportion to the remaining period hereof.
Early termination after the 3rd year:	The LESSEE may terminate this LEASE AGREEMENT after the 3rd year of validity, without incurring a fine, provided that it notifies the LESSOR at least 180 (one hundred and eighty) days in advance.

Guarantee:	Rent guarantee insurance

Judicial District Venue:	Rio de Janeiro/RJ

CLAUSE ONE - PURPOSE

1.1. The purposes hereof are the properties consisting of buildings No. 177 (main), with 4 (four) floors and parking, and No. 187 (annex) at Rua Lopes Quintas, Jardim Botânico, Rio de Janeiro - RJ, hereinafter referred to, together, as the "PROPERTY".

1.2. The LESSOR declares to be the owner and legitimate possessor of the PROPERTY, which is free and clear of all encumbrances, doubts, debts and real or personal actions that may in any way affect the possession or ownership of the PROPERTY.

CLAUSE TWO - USE OF THE PROPERTY

2.1. The PROPERTY will be used, mandatorily, for the exercise of the activities of the LESSEE, provided for in its Articles of Association, under its own name or under the name of another company in the same economic group, and may not be used for a different purpose, or with another name, without the prior written consent of the LESSOR.

2.2. Obtaining a permit and/or license for the installation of the LESSEE, for the purposes mentioned above, as well as compliance with any requirements made by federal, state or municipal authorities, will be the sole and exclusive responsibility of the LESSEE, with the LESSOR being hereby exonerated from any responsibilities arising from such requirements.

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Document signed electronically, according to MP 2.200-2/01, Article 10, §2.

PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

CLAUSE THREE - LEASE TERM

3.1. This LEASE AGREEMENT has full effect between the PARTIES from the START DATE set out in the Summary Table and the lease will be in force for a period of 60 (sixty) months ("LEASE TERM"), terminating at its end, by operation of law, regardless of any notice, judicial or extrajudicial notification or any other formality. The PARTIES may, by mutual agreement and in accordance with the law, opt to extend the LEASE AGREEMENT for an indefinite period, provided that, in this case, any of the PARTIES may terminate the LEASE AGREEMENT at any time, upon 180 (one hundred and eighty) days' prior notice.

3.2. At the end of the LEASE AGREEMENT, whether by agreement or at the end of the LEASE TERM, or in view of the termination of the LEASE AGREEMENT, the LESSEE undertakes to return the PROPERTY completely free of people and things, in perfect condition of conservation and cleanliness, except for wear and tear from normal and expected use of the PROPERTY, regardless of any notification, judicial or extrajudicial, in accordance with the PROPERTY RECEIPT REPORT and PROPERTY PLANS, with the walls painted white, lining, lighting fixtures and other installations in good working order, all to be verified in an inspection to be carried out in accordance with clause 9.2 below.

CLAUSE FOUR - RECEIPT AND INSPECTION OF THE PROPERTY

4.1. On the EFFECTIVE DATE, LESSEE receives the PROPERTY from LESSOR in accordance with that described in the PROPERTY RECEIPT REPORT, duly signed by both PARTIES and which will constitute an integral and inseparable part hereof.

4.2. The LESSEE undertakes to maintain and maintain the PROPERTY and the appliances and accessories that furnish it in the most perfect condition, always keeping it in a good condition and clean, keeping the facilities in working order, and taking responsibility for the repair of any defect, damage or poor conservation, which must be done within a reasonable period of time and without jeopardizing the solidity of the PROPERTY or part of it, in order to return it when this lease ends or is terminated, as received, as described in the PROPERTY RECEIPT REPORT, that is, painted in the same colors, clean, preserved, together with all hydraulic and electrical installations, as well as frames, locks, glass, in working order, and everything else that is in the PROPERTY, under the conditions established in PROPERTY RECEIPT REPORT, responding in accordance with the law and this LEASE AGREEMENT for failure to comply with such obligation.

4.3. The LESSOR, by itself or its attorneys, may inspect the PROPERTY whenever it deems convenient, on a date and time previously agreed with the LESSEE, upon request with at least 48 (forty-eight) hours in advance, provided that inspections are limited to working days between 9:00 and 18:00.

CLAUSE FIVE - RENTAL AMOUNT, LEASE CHARGES AND INCREASE

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

5.1. The initial monthly rent agreed is BRL 250,000.00 (two hundred and fifty thousand Brazilian Reais) ("MONTHLY RENT").

5.1.1. In the first year of validity of the LEASE AGREEMENT, the LESSOR will grant the LESSEE a discount corresponding to BRL 30,000.00 (thirty thousand Brazilian Reais) on the amount of the MONTHLY RENT, provided that said discount will not be considered for the purposes of the annual rise provided for in clause 5.4 below.

5.1.2. From the START DATE, the LESSEE will be exempt from paying the MONTHLY RENT for the first 3 (three) months of the LEASE TERM. During the grace period, the LESSEE will remain liable for payment of the applicable rental charges, especially the Property Tax and condominium expenses, as defined in this fifth clause.

5.2. The LESSEE will pay the MONTHLY RENT by means of a bank deposit/transfer to the current account number 3105-4, Branch 0551 of Banco Bradesco S.A., held by the LESSOR, until the 5th (fifth) day of the month following the month due, upon sending the respective receipt/collection letter by the LESSOR at least 20 (twenty) days in advance, with the transfer receipt being valid as receipt of payment.

5.2.1. Failure to receive the respective receipt/billing letter within the period established in clause 5.2 above will imply an equivalent extension of the payment term of the respective MONTHLY RENT.

5.3. In case of delay in payment of MONTHLY RENT, a fine of 2% (two percent) will be charged on the amount actually owed up to the 5th (fifth) day of delay and 10% (ten percent) from the 6th (sixth) day of delay, and monetary restatement calculated by the IPCA (Extended National Consumer Price Index), computed pro rata die, from the due date of the obligation and until the date of actual payment. In case of extinction of this index, the IGP-M will be adopted.

5.4. The MONTHLY RENT, by force of the current legislation, will be restated annually, based on the month of the START DATE, according to the positive variation of the IPCA (Extended National Consumer Price Index) published in the month prior to the application of the annual restatement. In case of extinction of this index, the IGP-M will be adopted.

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Document signed electronically, according to MP 2.200-2/01, Article 10, §2.

PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

5.4.1. In order to maintain the conditions herein contracted intact, the PARTIES agree that this LEASE AGREEMENT is not subject to the application of deflators, tables or rent freezes.

5.4.2. Monetary restatements of MONTHLY RENT will be made automatically, regardless of notice or questioning to LESSEE. If there is a change in the monetary restatement basis, such modification will be formalized through an amendment to the LEASE AGREEMENT.

5.5. In addition to the payment of MONTHLY RENT, the LESSEE will be responsible for paying the lease charges, such as the Property Tax (IPTU), insurance, garbage collection fees, land taxes, fire prevention and extinction, which are or will be levied on the PROPERTY from the START DATE.

5.5.1. The LESSEE will also pay all maintenance and consumption expenses arising from the PROPERTY purpose hereof, such as, but not limited to, water, electricity, telephone, gas, internet, air conditioning and other services.

5.5.2. The electricity, water and gas connections will be provided directly by the LESSEE, at its own expense, and the LESSOR will not be under any obligation in this regard, except that the LESSOR will assist the LESSEE in whatever way it can and/or can, in order to make such connections possible, with the LESSEE being responsible for the respective payment, and also being obliged to transfer the respective accounts to its name, when applicable. At the end of the LEASE AGREEMENT, the LESSEE will return such accounts to the name of the LESSOR , and if it does not do so, the LESSOR may assume this responsibility, charging the LESSEE the respective reimbursement of any fee that may be charged for such procedure, provided that this is duly proven by means of the presentation of suitable documentation.

5.6. Failure to pay any of the charges referred to in clauses 5.5 and 5.5.1 above will subject the LESSEE to bear any penalties charged directly by the respective collectors.

5.7. The LESSEE also undertakes to send to the LESSOR, whenever previously requested by the LESSOR, proof of payment of all expenses referred to in the previous clauses, even if in simple copies. At the end of the LEASE AGREEMENT, the LESSEE must also present to the LESSOR the negative certificate of real estate tax debts issued by the Municipality, which must be done within 10 (ten) business days from the receipt of the respective notification.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

5.8. The LESSEE, at its own expense, undertakes to take out, until the effective return of the PROPERTY, supplementary insurance against fire, electrical damage and civil liability to third parties, with the PROPERTY hereby leased as its object, with an insurance company of recognized reputability, for an amount that guarantees the full reconstruction of the PROPERTY in the event of a loss, payment of rents due during the reconstruction period of the PROPERTY, and any damage caused to third parties, totaling the minimum amount of BRL 25,000,000.00 (twenty-five million Brazilian Reais), issuing the policy and designating the LESSOR as beneficiary. A copy of the policy will be attached to this LEASE AGREEMENT in the form of an annex, and must be in force until October 30, 2024. If the respective policy is not yet available within the indicated period, the express statement by the insurer regarding the retroactivity of the validity period will be considered sufficient to comply with this provision.

5.8.1. The supplementary civil liability insurance will be restricted to cases that have a causal link with the activities carried out by the LESSEE in the PROPERTY and its coverage will also be limited to damages resulting from these activities, and that reimbursement will eventually be made in favor of the third party proven to have been harmed, or the LESSEE, in the event that it is responsible for the compensation.

5.8.2. In the event that the LESSEE fails to take out the aforementioned insurance or fails to renew it, the LESSOR may take out the insurance directly, under the same terms indicated in clause 5.8 above, in which case the LESSEE must reimburse the amounts paid for this purpose, plus the late payment charges provided for in clause 5.6 above.

5.9. Any receipt of MONTHLY RENT and the above-mentioned charges in amounts lower than those due will not exempt the LESSEE from the obligation to pay the differences, and will not constitute novation or contractual change, even in the event of repetition of the fact, with the collection of the differences being at the exclusive discretion of the LESSOR . Likewise, the possible receipt of MONTHLY RENT and the above-mentioned charges in arrears, without the additions provided for herein, will not characterize contractual change or novation, since, if the competent complementation is not required, the fact will always be considered as a mere liberality of LESSOR.

CLAUSE SIX - EXECUTION OF WORKS AND IMPROVEMENTS ON THE PROPERTY

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

6.1 The LESSEE, even if not authorized by the LESSOR, may carry out any necessary improvements, in a state of urgency, exclusively for the maintenance of the entirety of the PROPERTY, as established in clause 6.6 below.

6.2. The LESSEE must previously obtain from the LESSOR authorization to proceed with useful and/or voluptuary works and improvements for the development of its activities in PROPERTY.

6.1.1. When carrying out works or improvements, the LESSEE undertakes to respect the documents that are part hereof, with the LESSEE being solely and exclusively responsible for meeting any and all requirements of public authorities or for any damages or losses to third parties or to the PROPERTY that may demonstrably arise from the works or improvements carried out.

6.2. Before starting any works or making improvements to PROPERTY, LESSEE undertakes to: (i) present the license granted by the competent authorities, when applicable; (ii) take out insurance with coverage for Engineering Risks and Civil Liability Works - Installation/Assembly, providing for compensation for any damages caused as a result of the execution of works or introduction of improvements to PROPERTY, and the respective policy must be delivered to LESSOR at least 5 (five) business days before the start of any works or modification to PROPERTY, except in cases of urgency or emergency.

6.3. The LESSOR may verify, at any time and through its representative or agents, whether the works and improvements were carried out in accordance with the conditions timely informed by LESSEE, provided that such verification is communicated at least 48 (forty-eight) hours in advance, pursuant to clause 4.3 above.

6.4. The LESSEE will be notified, by notification sent to the e-mail indicated in clause 15.1 below, of any irregularities or infractions that are found in the above inspections, so that it may begin the works for respective repairs and fixes, within 20 (twenty) days, under penalty of giving rise to the termination of this LEASE AGREEMENT and the simultaneous adoption of pertinent legal measures, by the LESSOR, through prior notice or notification, understanding pertinent legal measures as those tending to compel the LESSEE to carry out the necessary repairs, or to compensate for the necessary expenses for the same, as well as those tending to eviction.

6.5. The LESSEE undertakes to pay for all works and improvements that it may carry out, in compliance with the terms of this LEASE AGREEMENT, as well as to take the necessary care to maintain the PROPERTY and its facilities in conditions of use, hygiene and cleanliness, with sanitary and lighting appliances, painting, windows, locks, latches, taps, sinks, tiles, bathrooms, drains, doors, windows, frames, records, lamps and other accessories and their belongings, as described in PROPERTY RECEIPT REPORT, in good condition of use and conservation.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL
6.5.1. Regardless of its nature, any and all work and/or improvements carried out and paid for by LESSEE on PROPERTY will be definitively incorporated thereto, without LESSEE being entitled to any compensation and/or retention, except in the case provided for in clause 6.6 below.

6.6. The LESSEE will inform LESSOR in writing of the existence of any type of damage or defect of PROPERTY of a structural nature and/or need to carry out necessary improvements that: (i) are the responsibility of LESSOR, and (ii) that has not been caused by LESSEE.

6.6.1. In the case of damages and/or defects that represent a state of urgency and/or imminent risk to the PROPERTY, as indicated in a report presented by a qualified third party company, to the people and/or assets of the LESSEE, the LESSEE is authorized to carry out the necessary improvements at its own expense and demand from the LESSOR full reimbursement of expenses demonstrably incurred, within 45 (forty-five) days from receipt, upon presentation of the detailed description and proof of expenses incurred.

6.6.2. In the case of damages and/or defects that do not represent a state of urgency and/or imminent risk to the PROPERTY, to the people and/or to the assets of the LESSEE, the LESSOR must begin the necessary improvements established in clause 6.6. above within 30 (thirty) days, counted from the date of communication by the LESSEE. In the event that the LESSOR fails to observe the established deadline to begin the necessary improvements, the LESSEE is entitled to carry them out at its own expense and demand from the LESSOR full reimbursement of the expenses demonstrably incurred, within 30 (thirty) days from receipt, upon presentation of the detailed description and proof of the expenses incurred.

6.6.3. In the event that the LESSEE carries out repairs to the PROPERTY that are the responsibility of the LESSOR as provided in clauses 6.6.1. and 6.6.2. above, the PARTIES may adjust, within 05 (five) business days from receipt by the LESSOR of the information indicated in clauses 6.6.1. and 6.6.2. above, that the reimbursement due by the LESSOR may be offset against the amount due as rent due under the lease.

6.7 If the damages or defects of the PROPERTY of a structural nature and/or the need to carry out necessary improvements reported by the LESSEE, in accordance with clause 6.6. above, have been demonstrably caused thereby, it will be up to the LESSEE, within the same period indicated in the clause 6.6.2. above, adopt the procedures indicated therein, under penalty of not doing so, allowing LESSOR that it do so and demand from the LESSEE the full reimbursement of the expenses demonstrably incurred, within the term of 30 (thirty) days from the receipt of notification sent by the LESSOR to the LESSEE with the detailed description and proof of the expenses incurred, under penalty of, in failure to make such reimbursement within the stipulated term, incurring a late payment fine of 10% (ten percent) and interest of 1% (one percent) per month, computed pro rata die and calculated on the amount of the debt monetarily restated, between the date of payment by the LESSOR and the date of the actual reimbursement by the LESSEE, using the index provided herein. If the reimbursement of expenses has

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL
not been made in the manner provided herein, this LEASE AGREEMENT will be considered an instrument enforceable out of court, in accordance with Article 784 of the Code of Civil Procedure for the purposes of collecting the amounts previously reported.

CLAUSE SEVEN - PENALTIES

7.1. The PARTY that fails to comply with any clause hereof will incur a penalty equivalent to 10% (ten percent) of the MONTHLY RENT adjusted on the date of the violation, unless a specific fine is applicable. The aforementioned penalty will always be due in full, regardless of the period elapsed from the LEASE AGREEMENT.

7.2. All obligations arising from this LEASE AGREEMENT will be enforceable within the terms and forms agreed herein, regardless of any judicial or extrajudicial notice or notification. The breach of any clause of the LEASE AGREEMENT which, if remediable, is not remedied within 30 (thirty) days of becoming aware of it, may result, at the sole discretion of the PARTY in good standing, in the full termination hereof.

7.2.1. For clarification purposes, any failure to pay MONTHLY RENT and/or rental charges will result in the application of a fine and interest from the day after the failure to make timely payment is verified. If the default is not remedied within 30 (thirty) days, the LESSOR may terminate this LEASE AGREEMENT by operation of law, as established in clause 7.2 above.

7.3. If the LESSEE does not promote the vacancy and delivery of the PROPERTY, in accordance with clause 3.2 above, within the time period agreed upon between the PARTIES, and, further, if the LESSOR has a new tenant for the PROPERTY, proven by presentation of a document demonstrating the interest in leasing the PROPERTY by third parties who are not part of the economic group of the LESSOR, the LESSEE will incur the obligation to pay a monthly compensatory fine equivalent to 10% (ten percent) of the value of the MONTHLY RENT adjusted at the time, always due in full, regardless of the term exceeded, this fine must be paid by the LESSEE on the due date of the MONTHLY RENT and together with it, regardless of any judicial or extrajudicial measure or constitution in arrears, in addition to bearing the payment of MONTHLY RENT and LEASE CHARGES due during the period.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

CLAUSE EIGHT - TERMINATION

8.1. The LESSEE may terminate this LEASE AGREEMENT, voluntarily and in advance, by giving written notice to the LESSOR at least 180 (one hundred and eighty) days in advance, under penalty of bearing the equivalent amount of MONTHLY RENT and rental charges relating to the unfulfilled period of prior notice, as pre-established losses and damages.

8.1.1. If the LESSEE terminates this LEASE AGREEMENT, voluntarily and in advance, or causes its termination, through its fault or willful misconduct, until September 15, 2027, the LESSEE shall pay the LESSOR the termination fine in the amount corresponding to 3 (three) times the MONTHLY RENT in force at the time of termination, in proportion to the remaining period of the LEASE TERM, without prejudice to the fulfillment of all obligations provided herein until the effective return of the PROPERTY.

8.1.1.1. Except for any amounts due as a result of the return of the PROPERTY to the conditions established in the PROPERTY RECEIPT REPORT, under the terms of clause 3.2. above, the specific fine established in clause 8.1.1. above is the only fine due in relation to the voluntary and early termination hereof by the LESSEE, with no additional fine being due.

8.1.2. From September 16, 2027, the LESSEE may terminate the LEASE AGREEMENT, voluntarily and in advance, without incurring the fine provided for in clause 8.1.1. above, provided that it notifies the LESSOR, in accordance with clause 8.1. above.

8.2. Without prejudice to the provisions of clause 8.1 above, the PARTIES may directly terminate the LEASE AGREEMENT, upon prior extrajudicial notification, in the event of any of the following circumstances:

(a) Failure by the other PARTY to comply with the obligations provided for by law or assumed herein and/or any document to this party;

(b) The insolvency of the other PARTY characterized by the declaration of its bankruptcy or request for extrajudicial or judicial recovery, which will take effect on the date on which the bankruptcy, judicial or extrajudicial reorganization or any other form of insolvency is decreed or granted, whichever occurs first;

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

(c) Verification of criminal convictions against the other PARTY and/or its partners, as well as verification of administrative, competitive and/or environmental infractions against them; for the purposes of this clause, it will not be necessary to await the final judgment of the conviction, so that any judicial conviction in the first or second instance of jurisdiction will be sufficient to allow the termination hereof; and

(d) Failure by the other PARTY to comply with any of the provisions of the Money Laundering Prevention Act (Law No. 9.613/98), the Anti-Corruption Act (Law No. 12.846/13) and the Brazilian Criminal Code established in a court decision, as well as any violation of the representations and guarantees provided by the respective PARTY.

8.3. If the LESSOR does not timely make the PROPERTY available and the PARTIES do not enter into the PROPERTY RECEIPT REPORT by September 30, 2024, the LESSEE may directly terminate this LEASE AGREEMENT, upon prior notice to the LESSOR, without the application of any fine or penalty. Likewise, if the PARTIES do not reach a common agreement regarding the surety insurance policy mentioned in Clause Ten, below, by the date indicated above, the LESSOR may directly terminate this LEASE AGREEMENT, upon prior notice to the LESSEE, without the application of any fine or penalty for any of the PARTIES.

CLAUSE NINE - RETURN OF THE PROPERTY

9.1. Upon termination or rescission hereof, the LESSEE undertakes to vacate the PROPERTY in the manner provided for in clause 3.2 above, remaining responsible for the payment of the MONTHLY RENT and rental charges until the PROPERTY is returned in the aforementioned conditions, in proportion to the part of the PROPERTY that has not yet been delivered by the LESSEE.

9.2. Upon termination or rescission hereof, the PARTIES will define a day and time to carry out the final inspection of the PROPERTY, at which time its state of conservation will be compared with the conditions dealt with in the PROPERTY RECEIPT REPORT and in the PROPERTY PLANS.

9.3. At the end of the inspection, if the PROPERTY is in accordance with the provisions hereof, in the PROPERTY RECEIPT REPORT and in the PROPERTY PLANS, the PARTIES shall sign an instrument of return of the PROPERTY ("PROPERTY RETURN INSTRUMENT").

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

9.4. In the event that the need for adjustments and repairs is found to be necessary in the PROPERTY, the PARTIES shall sign a report indicating said adjustments and repairs ("REPORT OF ADJUSTMENTS AND REPAIRS FOR RETURN OF PROPERTY") and shall establish the schedule of activities that must be complied with by the LESSEE. Once the necessary adjustments and repairs have been made, and once accepted by the LESSOR, the PARTIES will carry out the final inspection, delivery and receipt of the PROPERTY, signing the appropriate PROPERTY RETURN INSTRUMENT.

CLAUSE TEM - WARRANTY

10.1. As a guarantee of faithful fulfillment of all and any obligations assumed herein, the LESSEE must deliver to the LESSOR, within 60 (sixty) days from the signing of this LEASE AGREEMENT, an insurance bond obtained from a first-line insurance company, in the amount equivalent to the MONTHLY RENT, condominium fees, IPTU due and all other lease charges and fines provided for in this instrument, for the period of 12 (twelve) months, with the respective policy being valid for a period of 12 (twelve) months, renewable every period of 12 (twelve) months, throughout the LEASE TERM, without interruption of continuity or reduction of the guarantee. The renewal of the guarantee must be proven annually, in accordance with clause 15.1 below, at least 60 (sixty) days before its expiration, and failure to renew will result in the termination of the LEASE AGREEMENT by the LESSOR, with no liability arising from this contractual termination.

10.1.1. In the event of non-payment of the MONTHLY RENT and/or rental charges and/or fines, or even breach of contract that results in the application of the fine provided for herein, against the LESSEE, the LESSOR may execute the surety bond presented, upon prior and express written communication to the LESSEE.

10.1.2. If the value of the guarantee is less than the amounts due as a result of default, receipt of the guarantee will not represent payment of any remaining amounts still due, and any collection, including judicial collection, will continue for the amounts still due by LESSEE.

10.1.3. The LESSEE undertakes to adopt all necessary measures so that the guarantee provided for herein is duly changed in the event of monetary restatement of the MONTHLY RENT, observing the coverage established in clause 10.1 above.

10.1.4. All costs arising from the contracting of the surety bond and its renewals will be borne directly and exclusively by the LESSEE.

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Document signed electronically, according to MP 2.200-2/01, Article 10, §2.

PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

10.2. The guarantee presented must have the LESSOR as beneficiary and the coverage established in clause 10.1 above is considered sufficient to guarantee compliance with all obligations assumed by the LESSEE by virtue hereof, including with regard to the payment of the MONTHLY RENT, monetary restatement, interest, fines, taxes, full compensation for early termination or for default by the LESSEE, other charges provided for in this LEASE AGREEMENT, obligation to preserve the PROPERTY, as well as other obligations assumed herein, without exception, including with regard to the return of the PROPERTY in the same condition as delivered.

10.2.1. The guarantee must contain express waiver of the benefits of order, rights and powers of exemption of any nature provided for in Articles 333, sole paragraph, 366, 821, 827, 830, 834, 835, 837, 838 and 839, all of the Brazilian Civil Code (Law No. 10.406/02) and in articles 130 and 794 of the Brazilian Code of Civil Procedure (Law No. 13.105/2015).

CLAUSE ELEVEN - ASSIGNMENT, SUBLEASE AND LOAN OF THE PROPERTY

11.1. The LESSEE may sublease PROPERTY to companies of its economic group and offer it on loan, without the need for express and prior approval of LESSOR, provided that: (i) it remains solely responsible for LEASE AGREEMENT before LESSOR; and (ii) communicate, in writing, to LESSOR. Other forms of subletting or transfer of the PROPERTY or this LEASE AGREEMENT will only be permitted with prior written approval from the LESSOR.

11.1.1. An economic group is understood as a set of companies that: (i) have the same partners or shareholders; or, alternatively, (ii) are under the same management, control or administration, directly or indirectly.

11.1.2. Any sublease will not create any link between the subtenant and the LESSOR, unless the hypothesis of article 16 of the Lease Law is verified, with the LESSEE remaining solely responsible for all obligations assumed herein and responding for any infractions that may be committed by the sublessee, as if they were committed by the LESSEE.

11.1.3. In the event of subletting, the LESSEE undertakes to:

(i) In the relationship with the sublessee, refrain from establishing any condition other than the terms agreed in the LEASE AGREEMENT, including with regard to works, renovations or any improvements carried out on the PROPERTY by the sublessee(s), as well as with regard to the destination of the PROPERTY;

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

(ii) The sublease agreement must respect the final term of LEASE AGREEMENT and the renewal of this term will be subject to the limits of the renewal of LEASE AGREEMENT. The sublease agreement, under no circumstances, may have a term longer than the term of the LEASE AGREEMENT;

(iii) The relationship and demands that may arise on the part of the sublessee(s) must be dealt with directly with the LESSEE/sub-lessor, and they must not claim any rights from the LESSOR in relation to the part of the subleased PROPERTY; and

(iv) Include in the sublease agreement a provision that constitutes the LESSEE as sufficient attorney for the sublessee for the purposes of receiving summons or notification of judicial or extrajudicial proceedings, filed by the LESSOR in relation to the subleased portion of the PROPERTY.

11.2. The LESSOR reserves the right to assign or pledge its credit rights arising from this LEASE AGREEMENT to third parties, upon prior and express notification, in writing, to the LESSEE, in compliance with the rules of current legislation.

11.2.1. In the event established in clause 11.2.1 above, the payment of MONTHLY RENT may, in whole or in part, be made directly by LESSEE to third parties indicated by LESSOR, provided that the LESSEE will be granted sufficient time to change its accounts payable after being duly notified by LESSOR. If any action, claim, investigation or other proceeding is instituted against the LESSEE by virtue of the assignment or the security deposit, under the terms hereof, the LESSOR will exempt the LESSEE from any liability in this regard, and the LESSOR undertakes to indemnify the LESSEE for any loss, action and damage demonstrably incurred.

CLAUSE TWELVE - EXPROPRIATION

12.1. In the event of expropriation of the PROPERTY, this LEASE AGREEMENT will be automatically terminated, without any compensation and/or fine being due from one PARTY to the other PARTY, with the PARTIES being entitled, however, to seek the compensation they understand to be due to them from the expropriating authority.

CLAUSE THIRTEEN - REQUIREMENTS OF PUBLIC AUTHORITIES

13.1. The LESSEE undertakes to comply, exclusively, at its own risk and responsibility, with any and all summons and demands from the authorities, especially those relating to health, hygiene, security, silence and public order, and, finally, to the municipal regulations that refer exclusively and demonstrably to the use of the PROPERTY under the terms of this LEASE AGREEMENT during the LEASE TERM, being liable for the fines and penalties arising from their non-compliance.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL
13.2. If the LESSEE does not comply with any summons or demands for which it is responsible and which refer exclusively and demonstrably to the use of the PROPERTY under the terms hereof during the LEASE TERM, the LESSOR may, at its discretion, comply with such summons or demands by charging the LESSEE for the respective expenses demonstrably incurred.

CLAUSE FOURTEEN - SUMMONS AND POWER OF ATTORNEY

14.1. It is agreed that, in legal proceedings relating to eviction actions, payment of rent and rental accessories and rent reviews, summons or notification will be made by mail with return receipt or, if necessary, by other means provided for in the Code of Civil Procedure. Furthermore, for the purpose of summons or notification of the LESSEE, not only those indicated in article 215, first paragraph of the Code of Civil Procedure, but also their employees who are allocated to the PROPERTY are considered as its representatives.

CLAUSE FIFTEEN - COMMUNICATIONS

15.1. All requests, notices, extrajudicial notifications and other communications relating to this LEASE AGREEMENT must be delivered in writing, bearing the signature of the PARTY sending them or signed on behalf of the latter, and will be sent via email or registered mail to the following addresses:

a) If to the LESSOR:
Attn.: Roberto Rocha
Email: roberto.rochs@personaleinv.com.br

b) If to the LESSEE:
Attn.: Facilities c/c Legal
Address: Rua do Passeio, n° 38, Sala 201, Set 2, Centro, CEP 20021-290, Rio de Janeiro - RJ Email: roberto.assis@stone.com.br c/c juridico@stone.com.br

CLAUSE SIXTEEN - GENERAL PROVISIONS

16.1. Constitution. Regularity, Power:

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

16.1.1. The LESSOR is regular and duly constituted under the laws of Brazil.

16.1.2. The LESSEE is a corporation, regular and duly incorporated under the laws of Brazil.

16.1.3. The PARTIES have full corporate power and authority and possess all necessary franchises, licenses, permits, authorizations and governmental approvals to enable them to conduct business in connection with this LEASE AGREEMENT.

16.2. Each PARTY declares that it has full understanding of the scope, limit and complexity hereof in the form contracted herein. The PARTIES were informed and advised of all conditions and circumstances involved in the negotiation that is the subject hereof and that could influence their ability to express their will, having been assisted by lawyers in the negotiation.

16.3. The PARTIES spent the time and conditions necessary to evaluate and discuss all the provisions hereof, whose formalization is based on the principles of honesty, ethics and good faith in contracts, in accordance with article 422 of the Brazilian Civil Code, and the effective, punctual and full compliance with the terms and conditions provided herein by the PARTIES is an essential condition for this transaction.

16.4. This LEASE AGREEMENT and its attachments, which are an integral part thereof as if they were transcribed here in their entirety, represent the entire agreement between the PARTIES in relation to its objective, replacing any understandings or agreements previously entered into between the PARTIES, whether oral or written.

16.5. The PARTIES expressly acknowledge that the nature of this lease is non-residential, regulated by the legislation currently in force, in particular Law No. 8.245/1991, updated by Law No. 12.112/2009 and by Law No. 12.744/2012.

16.6. The failure of one of the PARTIES to exercise any of its powers or rights acquired hereunder shall not constitute a waiver by said PARTY of such powers or rights acquired, nor shall it constitute a contractual novation. Amendments to this LEASE AGREEMENT shall be made and shall only become effective and enforceable after mutual written agreement between all PARTIES.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

16.7. The LESSOR is not bound by the transactions concluded by the LESSEE in the PROPERTY, since the relationships that emerge from this are eminently leasehold. There is no civil, criminal, tax, labor, or any other liability that may be raised against the LESSOR, everything being the exclusive obligation of the LESSEE and its legal representatives.

16.7.1. The PARTIES declare that they are solely responsible for the labor, tax and social security charges, provided for in current legislation - as well as those that may arise, referring to the respective personnel hired by them and the material used by them, with the PARTY being completely exempt from any link, or responsibility, of any nature, including for work accidents, or accidents of any nature, even if they occur with third parties who for any reason have remained or attended the PROPERTY.

16.8. This LEASE AGREEMENT constitutes an extrajudicial executive title, in accordance with article 784, subsection III, of the Code of Civil Procedure.

16.9. The LESSEE is aware and agrees that debts arising from this LEASE AGREEMENT that are not guaranteed by the surety bond, as per Clause Ten, above, are subject to protest at the PROPERTY, if they are not settled within 30 (thirty) days, counted from their due date.

16.10. The PARTIES hereby expressly agree and stipulate that all summons or notifications, judicial or extrajudicial, relating to this LEASE AGREEMENT, may be made by correspondence with return receipt requested, regardless of the ability to use any of the methods of communication of procedural acts provided for in the Code of Civil Procedure and in Article 58, subsection IV, of Law No. 8.245/91.

16.11. In all matters relating to the LEASE AGREEMENT, the LESSEE and the LESSOR shall act as independent contractors. Neither PARTY may declare that it has any authority to accept or create any obligation, whether expressed or implied, on behalf of the other PARTY, or represent the other PARTY as agent, employee, representative or any other function. It is hereby established that one PARTY has no responsibility for debts and obligations contracted by the other PARTY, and neither the latter nor third parties may use this LEASE AGREEMENT or any other reason to claim compensation or reimbursements.

16.12. The PARTIES expressly acknowledge that all provisions, terms and conditions hereof were fully negotiated and accepted by them with due support from their legal advisors, and reflect the good faith of the PARTIES in the contract that is now being concluded and, therefore, no provision, term or condition hereof may be taken as a simple standard clause.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

16.13. The PARTIES hereby reciprocally declare, guarantee and agree that:

(a) they will not take any action that could cause the other PARTY or any director, officer, employee, affiliate, subcontractor, consultant, agent, supplier, intermediary or other person or entity acting on behalf of the other PARTY to be in violation of any law of Brazil or the United States Foreign Corrupt Practices Act (the "FCPA");

(b) A Party, by itself, its employees, representatives or subcontractors will not pay, offer, promise give or authorize payment, or will offer or give money or any gift or valuable asset, or will make direct or indirect facilitation payments, to (i) any employee or employee of any government (federal, state or municipal) or any political subdivision, ministry, agency or political party, (ii) any employee or company held or controlled by a government, (iii) a political party, candidate to political office or person that holds political office, (iv) a representative or employee of an international public organization, such as the World Bank, (v) directors, employees and agents of sovereign resources fund, or to any other person while being aware or having conviction that such money or valuable item will be transferred to any individual or legal entity previously mentioned, in order to influence any act or decision of such person or any governmental agency with the purpose to obtain, maintain or direct business to the other PARTY, or still, obtain inappropriate advantage to the other PARTY;

(c) No commission or other fee paid by the PARTIES shall be, directly or indirectly, paid to, nor shall inure to the benefit of, any of the persons hereinafter mentioned: an employee, agent or servant of any government (federal, state or municipal), any political subdivision, ministry, agency or authority thereof, any corporation owned or controlled by a government, a political party or an employee, agent or servant of a political party, or any director, officer, employee of a political party or a director, officer, employee or shareholder of any of the other PARTY;

(d) You will promptly notify the other PARTY if, at any time during the term of this LEASE AGREEMENT, you have failed to comply with or have breached any of your representations, warranties and covenants set forth in items (a) through (c) above (collectively, the "Anti-Corruption Policy Provisions").

16.14. This LEASE AGREEMENT replaces all other instruments previously signed by the PARTIES and which have as their object the lease of the PROPERTY.

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL

16.15. This LEASE AGREEMENT may be signed electronically, with or without the use of a digital certificate issued in accordance with the standard established by ICP-Brasil, and shall be considered fully valid in all its content, after the electronic signatures of the PARTIES, which recognize the integrity and authenticity of the digital document, guaranteed by an encryption system and by other information captured at the time of collection of the electronic signatures, in accordance with article 10, second paragraph, of Provisional Measure 2200-2/2001, as well as subsequent legislation.

CLAUSE SEVENTEEN - JUDICIAL DISTRICT VENUE

17.1. To resolve any doubts arising from this LEASE AGREEMENT, the PARTIES elect the Judicial District of the Capital of Rio de Janeiro, with express waiver of any other, however privileged it may be.

In witness whereof, the Parties sign this Agreement, in 03 (three) counterparts of equal content and form, in the presence of the witnesses below.

Rio de Janeiro, September 30 2024.
(including retroactive effects to September 16, 2024)

PERSONALE PARTICIPATIONS LTDA.
(Lessor)

STONE INSTITUIÇÃO DE PAGAMENTO S.A.
(Lessee)

Witnesses:

_________________________________ Name: Tax ID:	_________________________________ Name: Tax ID:

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PRIVATE INSTRUMENT OF REAL ESTATE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL
ANNEX I - PROPERTY RECEIPT REPORT

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23 pages - Dates and times based on Brasilia, Brazil **Synchronized with NTP.br and National Observatory (ON)**
Signature certificate generated on October 1, 2024, 5:46:48 PM

Personale - Lease Agreement - Stone IP - 09 30 2024

Signatures

Ana Carolina Lopes Schwambach Lira
ana.schwambach@stone.com.br
Approved

Natalia Pereira de Oliveira Mendonça
natalia.mendonca@stone.com.br
Signes as witness

Henrique Barthem da Motta Ramos
henrique.barthem@gpadilha.com.br
Approved

Ricardo da Silva Pinto
ricardo.pinto@personaleinv.com.br
Signed as witness

roberto campos rocha
roberto.rocha@personaleinv.com.br
Signed as party

Monica Baran Zibenberg
monica@ni26.com.br
Signed as party

Celina Yoshie Hara
celina.hara@stone.com.br
Signed as LEGAL STONECO

Roberto Barbosa de Assis
roberto.assis@stone.com.br
Signed as party

Sandro de Oliveira Bassili
sandro.bassili@stone.com.br
Signed as party

Ricardo da Silva Pinto

Monica Baran Zibenberg

Sandro de Oliveira Bassili

Document Events

Sep 30, 2024, 11:11:17 AM
Document 5eed9981-267b-4fff-b04f-8d1079726097 **created** by MARIA EDUARDA BITENCOURT DO ROSARIO (95da4d28-c8ad-48ad-90f3-35d3fca5769b). Email:maria.rosario@stone.com.br. - DATE_ATOM: 2024-09-30T11:11:17-03:00

Sep 30 2024, 11:15:08 AM

Signatures **started** by MARIA EDUARDA BITENCOURT DO ROSARIO (95da4d28-c8ad-48ad-90f3-35d3fca5769b). Email:maria.rosario@stone.com.br. - DATE_ATOM: 2024-09-30T11:15:08-03:00

Sep 30 2024, 02:02:42 PM
ANA CAROLINA LOPES SCHWAMBACH LIRA **Approved** (cb6fea1a-0420-4161-aaec-76ab12388585) - Email: ana.schwambach@stone.com.br - IP: 163.116.228.108 (163.116.228.108 port: 18630) - Geolocation: -22.970416 -43.394445 - Identification document provided: 054.969.307-66 - DATE_ATOM: 2024-09-30T14:02:42-03:00

Oct 01 2024, 10:45:47 AM
NATALIA PEREIRA DE OLIVEIRA MENDONÇA **Signed as witness** (cd8bc1fc-9d35-48d3-ae50- f8c457325a4c) - Email: natalia.mendonca@stone.com.br - IP: 163.116.233.77 (163.116.233.77 port: 50648) - Geolocation: -22.9117047 -43.1777749 - Identification document provided: 118.069.777-45 - DATE_ATOM: 2024-10-01T10:45:47-03:00

Oct 1st 2024, 02:29:12 PM
HENRIQUE BARTHEM DA MOTTA RAMOS **Approved** - Email: henrique.barthem@gpadilha.com.br - IP: 201.76.180.38 (mvx-201-76-180-38.mundivox.com port: 6526) - Geolocation: -22.9104131 -43.1727793 - Identification document provided: 140.968.197-19 - DATE_ATOM: 2024-10-01T14:29:12-03:00

Oct 1st 2024, 02:45:46 PM
RICARDO DA SILVA PINTO **Signed as witness** - Email: ricardo.pinto@personaleinv.com.br - IP: 191.251.237.30 (191.251.237.30.dynamic.adsl.gvt.net.br port: 3400) - Geolocation: -22.797059 -43.1870189 - Identification document provided: 092.568.887-85 - DATE_ATOM: 2024-10-01T14:45:46-03:00

Oct 1st 2024, 03:50:02 PM
ROBERTO CAMPOS ROCHS **Signed as party** - Email: roberto.rocha@personaleinv.com.br - IP: 200.111.165.230 (correo1.factorline.cl port: 1546) - Geolocation: -34.63979847666667 -71.36366016999999 - Identification document provided: 792.460.447-20 - DATE_ATOM: 2024-10-01T15:50:02-03:00

Oct 1st 2024, 04:56:44 PM
MONICA BARAN ZIBENBERG **Signed as party** - Email: monica@ni26.com.br - IP: 179.218.3.190 (b3da03be.virtua.com.br port: 57936) - Geolocation: -22.985532 -43.229717 - Identification document provided: 024.929.397-82 - DATE_ATOM: 2024-10-01T16:56:44-03:00

Oct 1st 2024, 05:02:13 PM
CELINA YOSHIE HARA **Signed as LEGAL STONECO** (114b2ff8-c5f7-4c07-a82b-b384c60fe9d9) - Email: celina.hara@stone.com.br - IP: 163.116.233.47 (163.116.233.47 port: 12622) - Informed identification document: 383.231.988-37 - DATE_ATOM: 2024-10-01T17: 02:13-03:00

Oct 1st 2024, 05:20:53 PM
ROBERTO BARBOSA DE ASSIS **Signed as party** (6145235d-62be-4c59-b3fb-4d519fc62b76) - Email: roberto.assis@stone.com.br - IP: 163.116.233.33 (163.116.233.33 port: 62142) - Geolocation: -23.6060672 -46.6911232 - Identification document informed: 090.860.537-42 - DATE_ATOM: 2024-10-01T17: 20:53-03:00

Oct 1st 2024, 05:28:03 PM

SANDRO DE OLIVEIRA BASSILI **Signed as party** (56efbb42-2536-4c1b-ab08-fac573f26ddb) - Email: sandro.bassili@stone.com.br - IP: 189.45.11.92 (189-45-11-92.nbtelecom.com.br port: 53344) - Identification document provided: 020.521.537-80 - DATE_ATOM: 2024-10-01T17:28:03-03:00

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(SHA256):e19d8b8726623c2d735b10076fed1abb57241664160b57ac9dc2ae81831b83cf
(SHA512):5f0af6338bc0e2526ba311820ae1a858c4bdf8777f976c091a5e7a75caca2fe83a68ad672375c47a7ce637ff
a87ca6b114
1f6d43c7976e6ce119dff007d3f5aa

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